SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    FORM 8-K




                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



       Date of Report (Date of Earliest Event Reported): December 31, 2005



                     SECURITY NATIONAL FINANCIAL CORPORATION
             (Exact name of registrant as specified in this Charter)



Utah  0-9341   87-0345941   (State  or  other   jurisdiction  of  incorporation)
(Commission File Number) (IRS Employer Identification No.)



5300 South 360 West,  Salt Lake City, Utah                  84123
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(Address of principal executive offices)                  (Zip Code)



Registrant's Telephone Number, Including Area Code:  (801) 264-1060
                                                     --------------





                                 Does Not Apply
          (Former name or former address, if changed since last report)



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ITEM 1.01.  Registrant's Business and Operations.

     Reinsurance Agreement Between Security National Life Insurance Company
                  and Southern Security Life Insurance Company

     On December 31, 2005, Security National Financial Corporation (the "Company"), through its subsidiaries, Security National Life Insurance Company, a Utah domiciled life insurance company, and Southern Security Life Insurance Company, a Florida domiciled life insurance company, entered into a reinsurance agreement to reinsure the remaining in force business of Southern Security Life Insurance Company to Security National Life Insurance Company to the extent permitted by the Florida Office of Insurance Regulation. The assets and liabilities reinsured under the reinsurance agreement will be deposited into a trust account, in which Zions First National Bank agrees to act as trustee. Under the terms of the reinsurance agreement, in the event of the insolvency of Security National Life Insurance Company, Zions First National Bank will hold the assets and liabilities in trust for purposes of administration of the assets and liabilities with respect to such insolvency.

     The Florida Office of Insurance Regulation approved the reinsurancxe agreement on December 28, 2005. As a result of the execution of the reinsurance agreement, all of the insurance business and operations of Southern Security Life Insurance Company will be transferred to Security National Life Insurance Company, as reinsurer, as of December 31, 2005, the effective date of the agreement. Any future insurance business by Southern Security Life Insurance Company will be covered by this reinsurance agreement. All of the insurance business and operations of Southern Security Life Insurance Company, including its assets and liabilities, will be transferred to Security National Life Insurance Company under the terms of the reinsurance agreement, except for approximately $3,500,000 in capital and surplus that Southern Security Life Insurance Company will continue to hold in order to remain qualified as a life insurance company for federal income tax purposes. Thus, approximately $45,197,000 in assets and liabilities will be transferred from Southern Security Life Insurance Company to Security National Life Insurance Company pursuant to the reinsurance agreement.

          Dividend Payment by Southern Security Life Insurance Company to Security National Life Insurance Company

     Also, on December 31, 2005, Southern Security Life Insurance Company declared a dividend to Security National Life Insurance Company in the amount of approximately $7,145,000. Following the payment of the dividend, the remaining capital and surplus of Southern Security Life Insurance Company will be approximately $3,500,000, which is a sufficient amount in order for Southern Security Life Insurance Company to maintain its status as an admitted insurer in good standing in the state of Florida. On December 28, 2005, the Florida Office of Insurance Regulation approved the request by Security National Life Insurance Company and Southern Security Life Insurance Company for the dividend payment.

        Sale or Merger Involving Southern Security Life Insurance Company

     The Company expects that Southern Security Life Insurance Company will either be sold to an unrelated business entity or merged with Security National Life Insurance Company during fiscal 2006. On December 12, 2005, a plan of liquidation was approved by the Company's Board of Directors in anticipation of such sale or merger. The Company expects the sale or merger to be completed prior to December 31, 2006.

ITEM 9.01.  Financial Statements and Exhibits


      (c)  Exhibits

          10.1 Reinsurance Agreement between Security National Life Insurance Company and Southern Security Life Insurance Company.

          10.2 Trust Agreement among Security National Life Insurance Company, Southern Security Life Insurance Company and Zions First National Bank.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                     SECURITY NATIONAL FINANCIAL CORPORATION
                                  (Registrant)



Date: January 10, 2006           By: /s/ Scott M. Quist
                                 ----------------------
                                 Scott M. Quist
                                President and Chief Operating Officer